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                                                                  COMPOSITE COPY
                                                            (As filed 8/1/97 and
                                                        amended through 2/27/01)

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  U.S. BANCORP

         FIRST: The name of this corporation is U.S. Bancorp.

         SECOND: The registered office of the corporation in the State of Delaware is to be located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any part of the world in any capacity in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and the corporation shall be authorized to exercise and enjoy all powers, rights and privileges which corporations organized under the General Corporation Law of Delaware may have under the laws of the State of Delaware as in force from time to time, including without limitation all powers, rights and privileges necessary or convenient to carry out all those acts and activities in which it may lawfully engage.

         FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is 4,050,000,000, consisting of 50,000,000 shares of Preferred Stock of the par value of $1.00 each and 4,000,000,000 shares of Common Stock of the par value of $.01 each.

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock are as follows:

         The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the board of directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, including (but without limiting the generality thereof) the following:


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         (a) The designation of the series and the number of shares to constitute the series.

         (b) The dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative.

         (c) Whether the shares of the series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

         (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series.

         (e) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.

         (f) The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise.

         (g) The restrictions, if any on the issue or reissue of any additional preferred stock.

         (h) The rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the corporation.

         Subject to the prior or equal rights, if any, of the preferred stock of any and all series stated and expressed by the board of directors in the resolution or resolutions providing for the issuance of such preferred stock, the holders of common stock shall be entitled (i) to receive dividends when and as declared by the board of directors out of any funds legally available therefore, (ii) in the event of any dissolution, liquidation or winding up of the corporation, to receive the remaining assets of the corporation, ratably according to the number of shares of common stock held, and (iii) to one vote for each share of common stock held. No holder of common stock shall have any preemptive right to purchase or subscribe for any part of any issue of stock or of securities of the corporation convertible into stock of any class whatsoever, whether now or hereafter authorized.


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         Pursuant to the authority conferred by this Article FOURTH, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

                  Exhibit A   Adjustable Rate Cumulative Preferred Stock, Series
1990A

                  Exhibit B   8 1/8% Cumulative Preferred Stock, Series A

         FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         (a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

         (b) To adopt, amend, alter or repeal by-laws of the corporation, without any action on the part of the shareholders. The by-laws adopted by the directors may be amended, altered, changed, added to or repealed by the shareholders.

         (c) To authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of this corporation.

         (d) To sell, assign, convey or otherwise dispose of a part of the property, assets and effects of this corporation, less than the whole, or less than substantially the whole thereof, on such terms and conditions as they shall deem advisable, without the assent of the shareholders; and also to sell, assign, transfer, convey and otherwise dispose of the whole or substantially the whole of the property, assets, effects, franchises and good will of this corporation on such terms and conditions as they shall deem advisable, but only pursuant to the affirmative vote of the holders of a majority in amount of the stock then having voting power and at the time issued and outstanding, but in any event not less than the amount required by law.

         (e) All of the powers of this corporation, insofar as the same lawfully may be vested by this certificate in the board of directors, are hereby conferred upon the board of directors of this corporation.


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         SIXTH: The affairs of the Corporation shall be conducted by a Board of
Directors. Except as otherwise provided by this Article Sixth, the number of directors, not less than twelve (12) nor more than thirty (30), shall be fixed from time to time by the Bylaws. Commencing with the annual election of directors by the stockholders in 1986, the directors shall be divided into three classes: Class I, Class II and Class III, each such class, as nearly as possible, to have the same number of directors. Such classified directors may be removed by vote of the stockholders only for cause. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders in 1987, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders in 1988, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders in 1989. At each annual election of directors by the stockholders held after 1985, the directors chosen to succeed those whose terms have then expired shall be identified as being of the same class as the directors they succeed and shall be elected by the stockholders for a term expiring at the third succeeding annual election of directors. In all cases, directors shall hold office until their respective successors are elected by the stockholders and have qualified.

         In the event that the holders of any class or series of stock of the Corporation having a preference as to dividends or upon liquidation of the Corporation shall be entitled, by a separate class vote, to elect directors as may be specified pursuant to Article Fourth, then the provisions of such class or series of stock with respect to their rights shall apply. The number of directors that may be elected by the holders of any such class or series of stock shall be in addition to the number fixed pursuant to the preceding paragraph of this Article Sixth. Except as otherwise expressly provided pursuant to Article Fourth, the number of directors that may be so elected by the holders of any such class or series of stock shall be elected for terms expiring at the next annual meeting of stockholders and without regard to the classification of the remaining members of the Board of Directors and vacancies among directors so elected by the separate class vote of any such class or series of stock shall be filled by the remaining directors elected by such class or series, or, if there are no such remaining directors, by the holders of such class or series in the same manner in which such class or series initially elected a director.

         If at any meeting for the election of directors, more than one class of stock, voting separately as classes, shall be entitled to elect one or more directors and there shall be a quorum of only one such class of stock, that class of stock shall be entitled to elect its quota of directors notwithstanding the absence of a quorum of the other class or classes of stock.


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         Vacancies and newly created directorships resulting from an increase in the number of directors, subject to the provision of Article Fourth, shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and such directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and shall have qualified.

         Notwithstanding any other provisions of this Amended Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding that a lesser percentage may be specified by law), the provisions of this Article Sixth may not be amended or repealed (except an amendment hereto to reduce the maximum number of directors of the Corporation to not less than the greater of (A) the number of directors then in office and (B) twenty-four (24)) unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article Sixth as a single class.

         SEVENTH: No action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         EIGHTH: (a) In addition to the requirements of the provision of any series of preferred stock which may be outstanding, and whether or not a vote of the stockholders is otherwise required, the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of the Voting Stock shall be required for the approval or authorization of any Business Transaction with a Related Person, or any Business Transaction in which a Related Person has an interest (other than only a proportionate interest as a stockholder of the Corporation); provided, however, that the eighty percent (80%) voting requirement shall not be applicable if (i) the Business Transaction is Duly Approved by the Continuing Directors, or (ii) all of the following conditions are satisfied:

         (A) the Business Transaction is a merger or consolidation or sale of substantially all of the assets of the corporation, and the aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share (on the date of effectiveness of such merger or consolidation or on the date of distribution to stockholders of the Corporation of the proceeds from such sale of assets) by holders of common stock of the corporation (other than such Related Person) in connection with such Business


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Transaction is at least equal in value to such Related Person's Highest Common
Stock Purchase Price;

         (B) after such Related Person has become the Beneficial Owner of not less than ten percent (10%) of the voting power of the Voting Stock and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock or securities convertible into Voting Stock, except (i) as a part of the transaction which resulted in such Related Person becoming the Beneficial Owner of not less than ten percent (10%) of the voting power of the Voting Stock, or
(ii) as a result of a pro rata stock dividend or stock split; and

         (C) prior to the consummation of such Business Transaction, such Related Person shall not have, directly or indirectly, (i) received the benefit (other than only a proportionate benefit as a stockholder of the Corporation) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the corporation or any of its subsidiaries, (ii) caused any material change in the corporation's business or equity capital structure, including, without limitation, the issuance of shares of capital stock of the corporation or (iii) except as Duly Approved by the Continuing Directors, caused the corporation to fail to declare and pay quarterly cash dividends on the outstanding common stock on a per share basis at least equal to the cash dividends being paid thereon by the corporation immediately prior to the date on which the Related Person became a Related Person.

         (b) For the purpose of this Article Eighth:

         (i) The term "Business Transaction" shall mean (a) any merger or consolidation involving the corporation or a subsidiary of the corporation, (b) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions), including, without limitation, a mortgage or any other security device, of all or any Substantial Part of the assets either of the corporation or of a subsidiary of the corporation, (c) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or any Substantial Part of the assets of an entity to the corporation or a subsidiary of the corporation, (d) the issuance, sale, exchange, transfer or other disposition (in one transaction or a series of related transactions) by the corporation or a subsidiary of the corporation of any securities of the corporation or any subsidiary of the corporation having an aggregate fair market value of $100 million or more, (e) any recapitalization or reclassification of the securities of the Corporation (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of a Related Person or reducing the number of shares of each class of Voting


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Securities outstanding, (f) any liquidation, spinoff, splitoff, splitup or dissolution of the corporation, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.

         (ii) The term "Related Persons" shall mean and include (a) any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner of not less than ten percent (10%) of the voting power of the Voting Stock or was the Beneficial Owner of not less than ten percent (10%) of the voting power of the Voting Stock (x) at the time the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (y) at the time a resolution approving the Business Transaction was adopted by the Board of Directors of the Corporation or (z) as of the record date for the determination of stockholders entitled to notice of and vote on, or consent to, the Business Transaction, and (b) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding anything in the foregoing to the contrary, the term "Related Person" shall not include the corporation, a wholly-owned subsidiary of the corporation, any employee stock ownership or other employee benefit plan of the corporation or any wholly-owned subsidiary of the corporation, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

         (iii) The term "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on January 16, 1986; provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of Voting Stock.

         (iv) The term "Highest Common Stock Purchase Price" shall mean the highest amount of consideration paid by such Related Person for a share of Common Stock of the Corporation (including any brokerage commissions, transfer taxes and soliciting dealers' fees) in the transaction which resulted in such Related Person becoming a Related Person or within one year prior to the date such Related Person became a Related Person, whichever is higher; provided, however, that the Highest Common Stock Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other similar corporate readjustment in the number of outstanding shares of common stock of the


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corporation between the last date upon which such Related Person paid the
Highest Common Stock Purchase Price to the effective date of the merger or consolidation or the date of distribution to stockholders of the corporation of the proceeds from the sale of substantially all of the assets of the corporation referred to in subparagraph (A) of Section 1 of this Article Eighth.

         (v) The term "Substantial Part" shall mean more than twenty percent (20%) of the fair market value of the total assets of the entity in question, as reflected on the most recent consolidated balance sheet of such entity existing at the time the stockholders of the corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.

         (vi) In the event of a merger in which the corporation is the surviving corporation, for the purpose of subparagraph (A) of Section 1 of this Article Eighth, the phrase "property, securities or other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its stockholders (other than such Related Person).

         (vii) The term "Voting Stock" shall mean all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for the purpose of this Article Eighth as one class.

         (viii) The term "Preferred Stock" shall mean each class or series of capital stock which may from time to time be authorized in or by Article Fourth of the Amended and Restated Certificate of Incorporation which is not designated as "Common Stock".

         (ix) The term "Continuing Director" shall mean a director who either was a member of the Board of Directors of the corporation on April 24, 1986 or who became a director of the corporation subsequent to such date and whose election, or nomination for election by the corporation's stockholders, was Duly Approved by the Continuing Directors then on the Board either by a specific vote or by approval of the proxy statement issued by the corporation on behalf of the Board of Directors in which such person is named as nominee for director, without due objection to such nomination; provided, however, that in no event shall a director be considered a "Continuing Director" if such director is a Related Person and the Business Transaction to be voted upon is with such Related Person or is one in which such Related Person has an interest (other than only a proportionate interest as a stockholder of the corporation).

         (x) The term "Duly Approved by the Continuing Directors" shall mean an action approved by the vote of at least a majority of the Continuing Directors


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then on the Board, except, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board of Directors (if a vote by the entire Board of Directors were to have been taken), then such term shall mean an action approved by the unanimous vote of the Continuing Directors so long as there are at least three Continuing Directors on the Board at the time of such unanimous vote.

         (xi) The term "Affiliate", used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

         (xii) The term "Associate", used to indicate a relationship with a specified person, shall mean (A) any Corporation, partnership or other organization of which such specified person is an officer or partner (B) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (C) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the Corporation or any of its subsidiaries, and (D) any person who is a director, officer or partner of such specified person or of any corporation (other than the corporation or any wholly-owned subsidiary of the corporation), partnership or other entity which is an Affiliate of such specified person.

         (c) For the purpose of this Article Eighth, so long as Continuing Directors constitute at least two-thirds of the entire Board of Directors, the Board of Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (i) the number of shares of Voting Stock of which any person is the Beneficial Owner, (ii) whether a person is a Related Person or is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (iv) whether the assets subject to any Business Transaction constitute a Substantial Part,
(v) whether any Business Transaction is with a Related Person or is one in which a Related Person has an interest (other than only a proportionate interest as a stockholder of the corporation), (vi) whether a Related Person has, directly or indirectly, received the benefits or caused any of the changes referred to in subparagraph (C) of Section 1 of this Article Eighth, and (vii) such other matters with respect to which a determination is required under this Article Eighth; and such determination by the Board of Directors shall be conclusive and binding for all purposes of this Article Eighth.


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         (d) Nothing contained in this Article Eighth shall be construed to relieve any Related Person of any fiduciary obligation imposed by law.

         (e) The fact that any Business Transaction complies with the provisions of Section 1 of this Article Eighth shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Transaction or recommend its adoption or approval to the stockholders of the corporation.

         (f) Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding that a lesser percentage may be specified by law), the provisions of this Article Eighth may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Stock.

         NINTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Ninth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


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                                                                       Exhibit A

                                  U.S. Bancorp

            Adjustable Rate Cumulative Preferred Stock, Series 1990A

                  (a) Designation. The designation of the series of Preferred Stock created by this resolution shall be "Adjustable Rate Cumulative Preferred Stock, Series 1990A" (hereinafter referred to as this "Series") and the number of shares constituting this Series shall be twelve thousand seven hundred fifty (12,750). The number of authorized shares of this Series may be increased or reduced by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction or increase, as the case may be, has been so authorized.

                  (b) Dividends. (1) Dividend periods ("Dividend Periods") shall commence on January 1, April 1, July 1, and October 1 in each year and shall end on and include the day next preceding the first day of the next Dividend Period. Such dividends shall be cumulative from the date of original issue of shares of this Series and shall be payable, when and as declared by the Board of Directors or by any duly authorized committee of the Board of Directors of the Corporation, on March 31, June 30, September 30 and December 31 of each year, commencing [insert first dividend payment date]. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by any duly authorized committee of the Board of Directors of the Corporation. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or by any duly authorized committee of the Board of Directors of the Corporation.

                  (2) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the shares of this Series for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other Preferred


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Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and such other Preferred Stock bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment for the then-current dividend payment period and all past dividend payment periods, no dividends (other than a dividend in the Common Stock, par value $1.25 per share, of the Corporation (the "Common Stock"), or another stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation). Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

                  (3) Dividends payable on this Series for each full Dividend Period shall be computed by dividing the dividend rate for such Dividend Period (stated on an annualized basis) by four (4) and applying such rate against the liquidation preference per share of this Series. Dividends payable on this Series for any period less than a full Dividend Period, including the Initial Dividend Period (as defined in Section (c) below), shall be computed on the basis of 30-day months, a 360-day year, and the actual number of days elapsed in the period.

                  (c) Dividend Rate. (1) The dividend rate on the shares of this Series shall be: (i) for the period (the "Initial Dividend Period") from the date of original issue thereof to and including [insert first dividend payment date], [insert rate for Initial Dividend Period]% per annum of the liquidation preference thereof (excluding any accrued but unpaid dividends) and (ii) for each Dividend Period thereafter a rate per annum of the liquidation preference thereof (excluding any accrued but unpaid dividends) equal to the Applicable Rate (as


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defined in paragraph (2) of this Section (c)) in respect of such Dividend
Period, in each case, as adjusted as described under paragraph 9 of this Section
(c).

                  (2) Except as provided below in this paragraph, the "Applicable Rate" for any Dividend Period shall be (a) [insert amount]% greater than (b) the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. If the Corporation determines in good faith that for any reason one or more of such rates cannot be determined for any Dividend Period, then the Applicable Rate for such Dividend Period shall be [insert amount]% greater than the higher of whichever of such rates can be so determined. If the Corporation determines in good faith that for any reason none of such rates can be determined for any Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period. Anything herein to the contrary notwithstanding, the Applicable Rate for any Dividend Period shall in no event be less than [insert minimum rate]% per annum.

                  (3) Except as provided below in this paragraph, the "Treasury Bill Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days immediately preceding the first day of the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish during such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable noninterest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                  (4) Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days immediately preceding the first day of the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only such Yield shall be published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                  (5) Except as provided below in this paragraph, the "Thirty Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days immediately preceding the first day of the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special

Securities) then having maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                  (6) The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five one-hundredths of a percentage point.

                  (7) For purposes of paragraphs (3) through (6) of this Section
(c), the term

                           (i) "Calendar Period" means 14 calendar days;

                           (ii) "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

                           (iii) "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

                           (iv) "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

                  (8) The Corporation will calculate the Applicable Rate with respect to each Dividend Period as promptly as practicable prior to the commencement thereof according to the appropriate method described herein. The Corporation will cause notice of such Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of shares of this Series.

                  (9) If, after the day on which shares of this Series are first issued, one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted that change the percentage specified in Section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage"), the amount of each dividend payable per share of this Series after the effective date of any such change shall be adjusted by multiplying the amount of dividends determined as described under Section (c)(1) (before adjustment) by a factor, which shall be the number determined in accordance with the following formula, and rounding the result to the nearest cent:

                                1 - FTR (1 - OLD)
                                -----------------
                                1 - FTR (1 - DRP)

                  For the purposes of the above formula, "FTR" means the federal income tax rate applicable to corporations under the Code as in effect on the date shares of this Series are first issued, "OLD" means the Dividend Received Percentage as in effect on such date and "DRP" means the Dividends Received Percentage applicable to the dividend in question. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Corporation shall receive either an unqualified opinion of independent recognized tax counsel or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on this Series, then any such amendment shall not result in the adjustment provided for pursuant to this Section (c)(9). For purposes of these Resolutions, all references to dividends shall mean dividends as adjusted pursuant to the provisions of this Section
(c)(9). The Corporation's calculations of the dividends payable as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, shall be final and not subject to review.

                  In the event that the amount of dividends payable per share of this Series shall be adjusted pursuant to the provisions of the foregoing paragraph, the Corporation shall cause notice of each such adjustment, together with the Applicable Rate with respect to such dividend, to be included with the dividend payment checks next mailed to the holders of this Series, each as provided in Section (c)(8) of these Resolutions.

                  (d) Redemption.

                  (1) Except as set forth in Section (d)(2), the shares of this Series shall not be redeemable prior to the date that is the tenth anniversary of the day on which shares of this Series are first issued. The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time on or after such date, at a redemption price equal to the aggregate liquidation value of the shares so redeemed, plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.

                  (2) Notwithstanding the provisions of Section (d)(1), in the event that an amendment to the Code is enacted that would effect a change in the Dividends Received Percentage so as to result in the amount of dividend payable being adjusted upward pursuant to Section (c)(9), the Corporation, at its option, may redeem the issued and outstanding shares of this Series as a whole, at any time after the effective date of any such change in the Dividends Received Percentage, at a redemption price of $100,000 per share, plus, in each case, an amount equal to accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

                  (3) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation or by any other method as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

                  (4) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

                  (5) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the applicable redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the applicable redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (6) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation.

                  (7) Notwithstanding the foregoing provisions of this Section
(d), in the event that full cumulative dividends on the shares of this Series have not been paid, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or acquire any shares of this Series otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of outstanding shares of this Series.

                  (e) Conversion or Exchange. The holders of shares of this Series shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

                  (f) Voting Rights. The shares of this Series shall not have any voting powers either general or special, except as expressly required by applicable law and except that:

                  (1) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of this Series at the time outstanding, voting separately as a class, shall be required to authorize any amendment of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any certificate of designation or any similar document relating to any series of Preferred Stock) which will adversely affect the powers, preferences, privileges or rights of this Series;

                  (2) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of this Series and all other series of shares of Preferred Stock ranking on a parity with the shares of this Series, either as to dividends or upon liquidation, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to the shares of this Series as to dividends or upon liquidation; and

                  (3) If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends on the shares of this Series shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by one, and the holders of the shares of this Series shall have the right at such meeting, voting together as a single class, to the exclusion of the holders of Common Stock, to elect one director of the Corporation to fill such newly created directorship. Such right shall continue until there are no dividends in arrears upon the shares of this Series. Each director elected by the holders of shares of this Series (herein called a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of this Series, voting together as a single class, at a meeting of the stockholders, or of the holders of shares of this Series, called for the purpose. So long as a default in any preference dividends on the shares of this Series shall exist any vacancy in the office of a Preferred Director may be filled by the vote of the holders of the outstanding shares of this Series voting together as a single class, at a meeting of the stockholders or of the holders of shares of this Series called for the purpose. Whenever the term of office of the Preferred Director shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by one. For the purposes hereof, a "default in preference dividends" on the shares of this Series shall be deemed to have occurred whenever the amount of accrued but unpaid dividends on such shares shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all such shares then outstanding shall have been paid to the end of the last preceding dividend period. Notwithstanding anything contained in this Certificate of Designation or any other Certificate of Designation, whether currently in effect or adopted hereafter, or the Certificate of Incorporation, as amended from time to time, to the contrary, the holders of shares of this Series shall not be entitled to vote for the election of directors except as set forth in this Section (f)(3).

                  (g) Liquidation Rights.

                  (1) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution of assets shall be made on the Common Stock or on any other class of stock of the Corporation ranking junior to this Series upon liquidation, the amount of $100,000 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

                  (2) For the purposes of this Section (g), a voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall not include the consolidation or merger of the Corporation with or into any other corporation, or any sale, lease or conveyance of all or any part of the property or business of the Corporation.

                  (3) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section (g), the holders of this Series as such shall not be entitled to any further participation in any distribution of assets of the Corporation.

                  (4) If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of shares of this Series and of any other shares of stock of the Corporation ranking on a parity with this Series upon liquidation shall not be sufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (1) of this Section (g), the holders of shares of this Series and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

                  (h) Relative Rank. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

                  (1) Prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

                  (2) On a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

                  (3) Junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

                  The outstanding shares of the Corporation's Adjustable Rate Cumulative Preferred Stock, Series 1983A, the Corporation's Adjustable Rate Cumulative Preferred Stock, Series 1989A, the Corporation's Adjustable Rate Cumulative Preferred Stock, Series 1989B and the Corporation's Adjustable Rate Cumulative Preferred Stock, Series 1990B shall be deemed to rank on a parity with the outstanding shares of this Series with respect to the payment of dividends and upon liquidation. The Series A Junior Participating Preferred Stock shall be deemed to rank junior to this Series with respect to the payment of dividends and upon liquidation.

                                                                       Exhibit B

                                  U.S. Bancorp

                   8 1/8% Cumulative Preferred Stock, Series A

         Section 1. Designation and Amount. The shares of the series shall be designated as the 8 1/8% Cumulative Preferred Stock, Series A (the "Series"), and the number of shares constituting the Series shall be 6,000,000. The number of shares constituting the Series may be decreased from time to time by action of the Board, but not below the number of shares of the Series then outstanding. The Series shall rank senior to the common stock, par value $1.25 per share ("Common Stock"), of the Corporation and on a parity with the Adjustable Rate Cumulative Preferred Stock, Series 1990A, par value $1.00 per share, of the Corporation, as to dividends and upon liquidation.

         Section 2. Dividends.

                  (a) Right to Receive Cash Dividends. The holders of shares of the Series shall be entitled to receive when, as and if declared by the Board out of assets legally available therefor, cumulative cash dividends, payable quarterly in arrears on the fifteenth day of February, May, August and November of each year (each quarterly period ending on any such date being hereinafter referred to as a "dividend period") commencing on the First Payment Date (as defined below) at the rate per annum set forth in Section 2(b). Each such dividend shall be paid to the holders of record of shares of the Series as they appear on the stock books of the Corporation on such record dates, not exceeding 45 days preceding the dividend payment dates therefor, as shall be fixed by the Board. Dividends on shares of the Series shall be cumulative from the date of original issuance of the shares of 8 1/8% Cumulative Preferred Stock, Series A (the "Old Shares"), of U. S. Bancorp, an Oregon corporation ("Old USB") from which the Series shares are converted in the merger (the "Merger") of Old USB and the Corporation and shall include any arrearage on the Old Shares whether or not there shall be assets legally available for the payment of such dividends; provided, that if Old USB shall have set a record date with respect to the Old Shares which record date is prior to the effective date of the Merger for a dividend payment date after the effective date of the Merger, dividends in respect of the Old Shares shall be deemed to accrue to such dividend payment date notwithstanding the intervening occurrence of the Merger, and no dividends shall accrue on the shares of the Series until the first date following such dividend payment date.

                  The "First Payment Date" shall be (i) if Old USB shall have set a record date with respect to the Old Shares which record date is prior to the effective date of the Merger for a dividend payment date after the effective date of the Merger, the next succeeding dividend payment date following such dividend payment date; provided, that the Corporation shall pay the dividend declared on the Old Shares to the holders of record of Old Shares as of such record date or (ii) if no such record date shall have been set by Old USB, the first dividend payment date after the effective date of the Merger (it being the intention that no dividend shall be payable with respect to both the Old Shares and the shares of the Series with respect to the same period of time or that any loss of dividends result from the conversion of Old Shares into shares of the Series).

                  (b) Rate. The dividend rate per annum on the shares of the Series shall be 8 1/8% of the liquidating preference of $25 per share.

                  (c) Restrictions. No full dividends shall be declared or paid or set aside for payment on any stock of the Corporation ranking, as to dividends, on a parity with or junior to the Series for any period unless full cumulative dividends on the Series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for such payment on the Series for all dividend periods terminating on or prior to the date of payment of such dividends. When dividends are not paid in full on the Series and any other preferred stock of the Corporation ranking on a parity as to dividends with the Series, all dividends declared or paid upon shares of the Series and such other preferred stock shall be declared and paid pro rata so that the amount of dividends declared and paid per share on the Series and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share (which in the case of noncumulative preferred stock shall not include any accumulation in respect of unpaid dividends for prior dividend periods) on shares of the Series and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Series have been paid or declared and set aside for payment, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or any other stock of the Corporation ranking junior to the Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or any other distribution declared or made upon the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series as to dividends or upon liquidation. No Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (and no moneys shall be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on the Series shall have been paid or declared and set aside for payment. Holders of shares of the Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of the full dividends on such shares. No interest shall be payable in respect of any dividend payment which may be in arrears on the Series.

                  (d) Computation. Dividends payable on shares of the Series (i) for any period other than a full dividend period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period, shall be computed by dividing the annual dividend rate by four. Any dividend payment made on shares of the Series shall first be credited against the earliest accumulated but unpaid dividend due with respect to shares of the Series.

         Section 3. Redemption.

                  (a) Redemption Prices and Dates. The Corporation at its option may redeem shares of the Series, at any time or from time to time, on or after July 23, 1997, at a cash redemption price of $25 per share plus an amount equal to any accrued and unpaid dividends (including any accumulated dividends) thereon to and including the date fixed for redemption (the "Redemption Price").

                  Notwithstanding the foregoing, if at the time the Corporation proposes to give a notice of redemption pursuant to Section 3(d), the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), or a successor Federal agency responsible for supervision of bank holding companies under the Bank Holding Company Act of 1956, as amended, requires that, in order to be counted as "Tier 1" or "core" capital for capital adequacy purposes, bank holding company preferred stock may not be redeemed without the prior approval of the Federal Reserve Board or such successor agency, then the Corporation may not redeem any shares of the Series or give a notice of redemption unless the Federal Reserve Board or such successor agency shall have consented to such redemption.

                  (b) Pro Rata Redemption. If fewer than all the outstanding shares of the Series are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot as may be determined by the Board or by any other method as the Board may determine to be fair and appropriate.

                  (c) Restrictions on Redemption. Notwithstanding the foregoing, if any quarterly dividend payable on shares of the Series shall be in arrears and until all such dividends in arrears shall have been paid or declared and a sum sufficient for the payment thereof set aside for payment, the Corporation shall not redeem any shares of the Series unless all outstanding shares of the Series are simultaneously redeemed and shall not purchase or


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otherwise acquire any shares of the Series except pursuant to a purchase or exchange offer made on the same terms to all holders of shares of the Series for the purchase of all outstanding shares thereof.

                  (d) Notice. Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date to each record holder of the shares to be redeemed at the address of such holder appearing in the stock books of the Corporation. Each such notice shall state: (1) the redemption date, (2) the number of shares of the Series to be redeemed, (3) the Redemption Price, (4) that dividends on the shares to be redeemed shall cease to accrue on such redemption date and (5) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price. If fewer than all the shares of the Series held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares to be redeemed from such holder.

                  (e) Cessation of Dividends. If notice of redemption has been given, from and after the redemption date for the shares of the Series called for redemption (unless default shall be made by the Corporation in providing for the payment of the Redemption Price of the shares so called for redemption), dividends on the shares of the Series so called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof (except the right to receive the Redemption Price) shall cease. Upon surrender in accordance with such notice of the certificates representing any shares of the Series so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), the applicable Redemption Price shall be paid out of funds provided by the Corporation. If fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (f) Status of Redeemed and Reacquired Shares. Shares of the Series which have been redeemed or otherwise acquired by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of preferred stock, par value $1.00 per share, without designation as to series, and may thereafter be issued, but not as shares of the Series.

         Section 4. Liquidation Rights.

                  (a) Payment on Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of the Series shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of


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

assets is made to holders of the Common Stock or any other class or series of stock of the Corporation ranking junior to the Series upon liquidation, a liquidating distribution in an amount equal to $25 per share plus an amount equal to any accrued and unpaid dividends (including any accumulated dividends) thereon to and including the date of such distribution. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of shares of the Series and any other preferred stock of the Corporation ranking as to any such distribution on a parity with the Series shall be insufficient to pay in full all amounts to which such holders are entitled, the holders of shares of the Series and other preferred stock shall share ratably in such distribution of assets of the Corporation in proportion to the sums that would be payable to such holders if all sums were paid in full. After payment of the full amount of the liquidation distribution plus accrued and unpaid dividends to which they are entitled, the holders of shares of the Series shall have no right or claim to any of the remaining assets of the Corporation.

                  (b) Definition. None of the consolidation or merger of the Corporation into or with another corporation or corporations, or the sale, lease or exchange of all or substantially all of the Corporation's assets, shall be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

         Section 5. Voting Rights.

                  (a) Generally. Except as hereinafter provided or as expressly required by applicable law, the holders of shares of the Series will not be entitled to vote. When holders of shares of the Series are entitled to vote, each holder shall be entitled to one vote per share.

                  (b) Arrearages. If at any time the equivalent of six quarterly dividends, whether or not consecutive, payable on the Series are unpaid or not declared and set aside for payment, the number of directors of the Corporation shall be increased by two and the holders of shares of the Series outstanding at the time (voting separately as a single class with the holders of shares of any one or more series of preferred stock of the Corporation ranking on a parity with the Series as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable) shall have the right to elect two directors to serve as such until all arrearages of dividends on the Series have been paid or declared and set aside for payment at which time the terms of office of the two directors so elected shall terminate and the number of directors of the Corporation shall be reduced by two (subject to any additional rights as to the election of directors provided for the holders of shares of other preferred stock of the Corporation). Any director so elected may be removed by, and shall not be

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
removed except by, the vote of the holders of shares of the Series outstanding at the time (voting separately as a single class with the holders of shares of any one or more series of preferred stock of the Corporation ranking on a parity with the Series as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable).

                  (c) Certain Corporate Actions. So long as any shares of the Series remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series and of any other similarly affected series of preferred stock of the Corporation ranking on a parity with the Series as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable outstanding at the time (voting separately as a single class without regard to series), given in person or by proxy, either in writing or at a meeting, (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to the Series as to dividends or upon liquidation or (ii) amend, alter or repeal, whether by merger or otherwise, the provisions of the Certificate so as to materially and adversely affect any of the preferences, limitations, and relative rights of the Series; provided, however, that any increase in the amount of the authorized preferred stock of the Corporation or the creation and issuance of other series of preferred stock of the Corporation, in each case ranking on a parity with or junior to the Series as to dividends or upon liquidation, will not be deemed to materially and adversely affect such preferences, limitations and relative rights. Without limiting the foregoing, under any circumstances in which the Series would have additional rights under Oregon law if the Corporation were incorporated under the Oregon Business Corporation Act (rather than the Delaware General Corporation Law), holders of shares of the Series shall be entitled to such rights, including, without limitation, voting rights under Section 60.441, voting and notice rights under Section 60.487 and dissenters' rights under Sections 60.551-60.594 of the Oregon Business Corporation Act (as such Sections may be amended from time to time).

         Section 6. No Sinking Fund. Shares of the Series are not subject to a sinking fund or other obligation of the Corporation to redeem or retire the Series.


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